Exhibit 10.6

THIRD AMENDMENT TO EMPLOYMENT AGREEME T This Third Amendment ("Amendment") is made effective as of September 22, 2021 by and among Brookline Bancorp, Inc. (the "Company''), a Delaware corporation, and BrookJjne Bank, a Massachusetts-chartered trust company (the "Bank"), each with its principal administrative office at 131 Clarendon Street, Boston, Massachusetts 02116, and Paul A. Perrault ("Executive"). WHEREAS, the Company, the Bank and Executive have entered into an Employment Agreement dated as of April 11,201 l, as previously amended effective July 25, 2018 and a.gain March I 0, 2021 (the "Employment Agreement''); WHEREAS, the Company, the Bank and Executive wish to amend certain provisions of the Employment Agr eement; and WHEREAS, ex_oept as s.et fonh herein, the Employment Agreement shall remain in full force and effect in aU respects. NOW, THEREFORE, in oonsideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided. the Company, the Bank and Executive hereby agree: J • Section 3 of the Employment Agreement is hereby amended by adding a new paragraph (g) to the end of thereof, to read in its entirety as follows: "(&) 1n addition to the other compensation and benefits arrangements set forth io trus Section 3, the Company or the Bank as applicable will establish an unfunded defined contnl>utlon supplemental retirement plan for the benefit of the Executive. Under such plan, the Company or the Bank, as applicable, will reflect on behalf of the Executive an annual contnl>ution credit in an amooot equal to one hundred and sixty-one thousand dollars($! 61,000.00) (the "Annual Contribution"). The supplemental retirement plan shall include such other lt.'11llS, conditions and provisions as the Company or the Bank, as applicable, may determine. The Annual Contribution shall be credited as of December 31 of each calendar year; provided that if the Executive's employment is tmninated by Retirement, without Cause or ifhe tenninates for Good Reason during a calendar year then the Annual Contribution for such calendar year will be prorated based on the Executive's actual period of service during that year; and provided, further, that notwithstanding the foregoing, all Annual Contribution credits will be made in accordance with Section 409A of the Code." 2. Section 5 of the Employment Agreement is hereby amended by deleting the first paragraph thereof and replacing it with the following, to read in its entirety as foUows: "Termination by the Bank of Executive based on "Retirement" shall mean terminarion in accordance with the Bank's retirement policy or in accordance with any retirement arrangement established with Executive,'s c.onsent '>\ith l'el,-pect to him. Upon te.nnination of executive upon Retirement, executive shall be entitled to all benefits under any Exhibit 10.1 retirement plan of the Bank and other plans to which Executive is a party. In addition, the Executjve's outstanding equity awards wiJl vest in accordance with the Company's Retirement Guidelines for Equity Awards, as in effect from time to time, subject to Executive· s satisfaction of all applicable terms and conditions thereof as of his Retirement Date (as defined therein)." 3. Except as so amended, the E mployment Agreement is in el) other respects hereby confirmed and defined terms used but not defined herein shall have the meanings set forth in the Employment Agreement. 4. This Amendment may bo executed in two or moro counterparts, each of which shall be an original and all of which togeth& shall constitute one and tho same instrument IN WITNESS WHEREOF, the parties have executed thls 'Third Amendment as of the date first set forth above. BROOKLINE BANCORP, INC. BROOKLINE BANK By. _ l��L 1 :itJ-Y Name7/7··zr Tille: MD� To�e/>f-1 ;J'. l)lO'T NI'"- EXECUTIVE